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                                                                EXHIBIT NO. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 30, 2001 relating to the financial statements, which appears in The BISYS Group, Inc.'s Annual Report to Shareholders, which is incorporated by reference in the 2001 Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio
April 18, 2002